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                                                                    Exhibit 3(d)

                           CERTIFICATION OF SECRETARY

I, DAGMAR E. HOTEL, Secretary of FIRST COMMERCIAL BANCORP, INC., do hereby certify that I am the Secretary of said Corporation above named that on February 26, 1991, the Board of Directors of First Commercial Bancorp, Inc., adopted and approved an amendment to Section 6, Article I of the ByLaws of the Corporation, at which meeting a majority of the Board of Directors was present and voted in favor of the amendment. This amendment has not been modified or rescinded and is in full force and effect.

                                                              /s/Dagmar E. Hotel
                                                                       Secretary
                                                                 Dated:  1/24/96

                                   **********

         Section 6. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                           CERTIFICATION OF SECRETARY

I, DAGMAR E. HOTEL, Secretary of FIRST COMMERCIAL BANCORP, INC., do hereby certify that I am the Secretary of said Corporation above named that on February 26, 1991, the Board of Directors of First Commercial Bancorp, Inc., adopted and approved an amendment to Section 6, Article I of the ByLaws of the Corporation, at which meeting a majority of the Board of Directors was present and voted in favor of the amendment. This amendment has not been modified or rescinded and is in full force and effect.

                                                              /s/Dagmar E. Hotel
                                                                       Secretary
                                                                 Dated:  1/24/96

                                   **********

         Section 9. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

         The inspector in inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity or proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.